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EXHIBIT (23)(a)


The Board of Directors
MECH Financial, Inc.
Hartford, CT

Gentlemen:

We consent to the incorporation by reference in the registration statement of MECH Financial, Inc. on Form S-8 of our report dated January 20, 1998, on our audits of the consolidated financial statements of Mechanics Savings Bank and Subsidiaries, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in the Annual Report of Mechanics Savings Bank and on Form 10-K.


                                     /s/  COOPERS & LYBRAND

Hartford, Connecticut
March 27, 1998

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